Exhibit 99.1

Mercantile Bankshares Reports Fourth Quarter Results

          BALTIMORE, Jan. 25 /PRNewswire-FirstCall/ -- Edward J. Kelly, III, Chairman, President and Chief Executive Officer of Mercantile Bankshares Corporation (Bankshares) (Nasdaq: MRBK), today reported that net income for the quarter ended December 31, 2004 was $60.6 million, a 19.7% increase over net income of $50.6 million for the same period in 2003 and a 6.7% increase over the $56.8 million reported for the third quarter of 2004.

          For the quarter ended December 31, 2004, diluted net income per share was $.76, an increase of 20.6% from the $.63 reported for the fourth quarter of last year.  Adjusted weighted average shares outstanding decreased from 80.2 million for the quarter ended December 31, 2003, to 79.8 million for the quarter ended December 31, 2004.

          For the year 2004, net income was $229.4 million, an increase of 16.6% over the $196.8 million reported for the year 2003. Diluted net income per share for 2004 was $2.87, a 7.1% increase from the $2.68 for the year 2003. Adjusted weighted average shares outstanding increased from 73.4 million for the year ended December 31, 2003, to 79.9 million for the year ended December 31, 2004. The results of operations for F&M Bancorp (“F&M”), which has been integrated into a number of Bankshares’ affiliates, are included from the merger date, August 12, 2003, forward. On the date of purchase, F&M had total loans of  $1.4 billion, total earning assets of $2.0 billion, and total deposits of $1.7 billion.

          Bankshares also reports cash operating earnings, defined as “GAAP” (Generally Accepted Accounting Principles) earnings excluding the amortization of intangible assets associated with purchase accounting for business combinations, securities gains and losses, and other significant gains, losses or expenses (such as those associated with integrating the operations of acquired entities into Bankshares) unrelated to Bankshares’ core operations. Cash operating earnings totaled $62.2 million for the fourth quarter of 2004, an increase of 14.1% over the $54.5 million for the same period in 2003 and an increase of 5.1% over the $59.2 million for the third quarter of 2004. Diluted cash operating earnings per share for the fourth quarter were $.78, an increase of 13.0% from the $.69 earned in the fourth quarter of 2003 and 5.4% greater than diluted cash operating earnings of $.74 per share for the third quarter of 2004.  A reconciliation of GAAP basis net income to net operating earnings can be found on page 15 of this release.

          For 2004, cash operating earnings were $235.5 million, an increase of 17.7% over $200.2 million for 2003. Diluted cash operating earnings per share for 2004 were $2.95 compared with $2.73 for 2003, an 8.1% increase.

          Mr. Kelly stated: “I believe this was a good quarter. Earnings were up. The net interest margin improved. Loan growth was good. We took action to address certain credits, our non-performing and monitored loans declined, and our coverage ratios improved. In this light, we concluded that it was appropriate not to take a provision. The ongoing challenge for us is expenses. While some of the increases are driven by external factors, we have to continue our efforts to strike the right balance between discipline and investment for growth. This will remain a priority.”

          Net interest income for the quarter ended December 31, 2004 increased 10.2% to $146.8 million from $133.2 million for the fourth quarter of last year. The growth in net interest income was attributable to 5.1% growth in average earning assets and an increase in the net interest margin from 4.28% to 4.49%.  On a linked-quarter basis net interest income was up 5.8% from $138.7 million and the net interest margin increased 17 basis points from 4.32%. Income from the hedge fund investments for the current quarter was $2.9 million compared to $.3 million in the third quarter of 2004 and $2.3 million during the fourth quarter of 2003. This increased the net interest margin for the fourth quarter of 2004 by 8 basis points compared to the third quarter. During the fourth quarter the Federal Reserve’s actions to increase short-term interest rates primarily benefited the commercial and construction loan portfolios.  The yield on the commercial loan portfolio increased 28 basis points to 5.61% compared to 5.33% for the third quarter of 2004, while the yield on the construction loan portfolio increased 44 basis points to 5.93% from 5.49%.  The overall yield on the loan portfolio increased by 21 basis points on a linked-quarter basis.

          Net interest income for 2004 increased to $552.3 million or 15.2% over the $479.3 million for 2003.  The growth in net interest income was primarily attributable to a 20.2% or $1.6 billion growth in average loans due, in part, to the acquisition of F&M. The net interest margin increased by 2 basis points in 2004 to 4.36% from 4.34% in 2003. Interest income from investments in the hedge fund-of-funds decreased in 2004 to $5.5 million from $6.4 million in 2003.

          Average loans increased 10.5% to $10.1 billion for the fourth quarter of 2004 from $9.1 billion for the fourth quarter of 2003 and 2.6% from $9.8 billion for the third quarter of 2004. On a linked-quarter basis, average and end-of-period loans grew in most categories. On a linked-quarter end-of-period basis, loans grew 2.1%, with a 3.4% increase in commercial real estate and a 1.1 % increase in commercial loans. Total deposits averaged $10.7 billion for the fourth quarter of 2004, up 5.0% from the $10.2 billion average for the same period last year.  On a linked-quarter basis average total deposits were up 1.6% due principally to a 3.7% increase in noninterest-bearing deposits, a 2.7% increase in checking plus interest accounts and a 4.2% increase in time deposits of $100,000 and over. These increases were partially offset by declines in savings and other time deposits. On a linked-quarter end-of-period basis, deposits grew 0.7%, with increases of 5.2% in checking plus interest and 5.0% in time deposits of $100,000 and over, partially offset by declines of 3.7% in noninterest-bearing deposits and 1.5% in money market accounts. The rate on interest-bearing deposits increased from 1.07% in the third quarter of 2004 to 1.19% in the fourth quarter.

          At December 31, 2004, nonperforming assets were $31.1 million or .30% of period-end loans and other real estate owned compared to $39.3 million or .39% at September 30, 2004 and $50.5 million or .55% at December 31, 2003. The decrease in nonperforming assets on a linked-quarter basis was due primarily to the acceptance of a payment to terminate Bankshares’ interest in one credit and the charge-off of the remaining loan balance. The level of “monitored” loans, or loans with characteristics suggesting that they could be classified as nonperforming in the near future, was $6.4 million at December 31, 2004. Monitored loans were $24.8 million at September 30, 2004 and $28.4 million at December 31, 2003. The decrease in monitored loans on a linked-quarter basis was attributable primarily to the previously announced termination during the fourth quarter of a loan secured by a commercial aircraft. Loans past due 30- 89 days were $51.5 million at December 31, 2004, $36.5 million at September 30, 2004 and $43.6 million at December 31, 2003. The linked-quarter increase in the 30-89 day past due amount was due to several loans related to one customer totaling $21.6 million.  Excluding these credits the 30-89 day past due amount would have declined by $6.6 million on a linked-quarter basis. Management did not place these credits in the monitored category because collateral values are adequate and the customer is managing the issues satisfactorily in management’s judgment.

          The allowance for loan losses was $149.0 million at December 31, 2004, representing 1.46% of total loans. The allowance for loan losses to total loans was 1.61% at September 30, 2004 and 1.68% at December 31, 2003. The decline in the allowance for loan losses to total loans from the prior year and quarter was due to loan growth and to the disposition of problem credits referred to above. The allowance for loan losses as a percentage of nonperforming loans was 482.24% at December 31, 2004 compared to 414.99% at September 30, 2004 and 308.50% at December 31, 2003. Net charge-offs for the quarter ended December 31, 2004, were $12.4 million. Comparable figures for the quarters ended September 30, 2004 and December 31, 2003 were net recoveries of $0.6 million and net charge-offs of $3.5 million, respectively. This resulted in annualized ratios of net charge-offs to period-end loans of .48%, (0.02)% and 0.15%, respectively. For the year ended 2004 the ratio of net charge-offs to period-end loans was .13% compared to .09% for the year ended 2003.

          Noninterest income, which includes investment and wealth management fees, service charges on deposit accounts, mortgage banking-related fees, securities gains and losses and other income increased 11.0% to $52.6 million for the fourth quarter of 2004 from $47.4 million for the same period in 2003. Noninterest income for the fourth quarter of 2004 decreased by 1.4% compared to the third quarter of 2004 due, in part, to a $.7 million reduction in gains on the sale of bank premises. Investment and wealth management (IWM) revenues were $22.7 million for the quarter ended December 31, 2004, an increase of 5.8% over the year-earlier period and 1.5% over the third quarter of 2004. Service charges on deposit accounts were $11.3 million for the fourth quarter of 2004, a decrease of 1.0% from the $11.4 million for the fourth quarter of 2003, and a slight increase from the third quarter of 2004.  Mortgage banking- related fees increased 13.7% in the fourth quarter of 2004 from the fourth quarter of 2003 and 4.4% from the third quarter of 2004 due to increases in commercial mortgage banking origination fees that were partially offset by declines in residential fees. Other income was $14.6 million for the fourth quarter of 2004 compared to $11.6 million for the same period last year and $16.6 million for the third quarter of 2004. The year-over-year increase was due primarily to gains on the sale of bank premises, higher insurance revenues and electronic banking fees.

          Noninterest income for 2004 increased to $207.4 million or 17.4% over the $176.6 million for 2003. This increase was due primarily to an $11.1 million or 14.1% increase in IWM revenues largely attributable to increases in the equity markets, and $8.7 million of additional insurance fee income as a result of the F&M acquisition.

          Noninterest expenses, which include salaries, employee benefits, net occupancy expense of bank premises, furniture and equipment expenses, communications and supplies and other expenses, increased by 6.6% for the quarter ended December 31, 2004 to $106.0 million from $99.4 million for the fourth quarter of 2003.  Noninterest expenses for the third quarter of 2004 were $99.2 million.  Included in the fourth quarter of 2004 were $1.4 million in charges related to the consolidation of eleven bank affiliates into four (“the Affiliate Bank Rationalization”) and the conversion and outsourcing of the IWM back office to Sungard.  Charges related to the Affiliate Bank Rationalization amounted to $2.7 million in the third quarter of 2004. Charges related to the merger with F&M amounted to $4.7 million in the fourth quarter of 2003. Excluding these charges from each of these quarters, noninterest expenses were $104.6 million, $94.7 million and $96.6 million for the fourth quarters of 2004 and 2003 and the third quarter of 2004, respectively. The $8.0 million increase in core noninterest expenses for the fourth quarter of 2004 compared to the third quarter was attributable to several factors. Salaries expense increased due to higher incentive accruals ($1.7 million) and normal pay and staffing increases ($0.6 million).  Furniture and equipment expenses increased $0.6 million in the fourth quarter primarily due to higher software maintenance fees.  The largest increase in the fourth quarter when compared to the third quarter was in other expenses ($4.9 million).  Key factors contributing to the increase in other expenses were higher professional fees ($1.9 million) due primarily to increases in affiliate directors’ fees ($0.4 million) and consulting services for the IWM and Operations divisions ($0.8 million); advertising and promotional expenses ($1.1 million); and all other expenses ($2.0 million) largely attributable to timing factors as reflected in the more moderate $0.3 million increase over the fourth quarter of 2003 expense levels.  In the aggregate, professional services costs incurred during the fourth quarter of 2004 related to litigation and investigatory matters ($1.2 million), Sarbanes-Oxley compliance costs ($1.3 million), and additional costs related to the investigation of a possible acquisition ($0.1 million) exceeded by $0.1 million the costs incurred for those items during the third quarter of 2004 (litigation and investigatory ($0.9 million), Sarbanes-Oxley ($0.7 million), and possible acquisition ($0.9 million)).

          Noninterest expenses for 2004 increased to $392.0 million or 16.2% over $337.4 million in 2003. The acquisition of F&M had a significant impact on noninterest expenses. Other items contributing to the increase were charges related to the Affiliate Bank Rationalization and IWM conversion ($4.5 million) and professional fees related to a possible acquisition, investigatory and litigation matters and Sarbanes-Oxley compliance costs ($6.1 million).

          The cash operating efficiency ratio, a key measure of expense management, was 51.20% for the fourth quarter of 2004 versus 50.92% for the comparable period in 2003 and 48.96% for the third quarter of 2004. Return on average assets for the fourth quarter of 2004 was 1.68%; return on average tangible equity was 18.16%; and the ratio of average tangible equity to average tangible assets was 9.84%.  These ratios were 1.47%, 16.49% and 9.51%, respectively, for the fourth quarter of 2003, and 1.60%, 17.63% and 9.67%, respectively, for the third quarter of 2004. See footnotes (1), (2) and (3) on page 15 for a reconciliation of the GAAP and non-GAAP measures referred to in this paragraph.

          For the twelve months ended December 31, 2004, return on average assets was 1.64%; return on average tangible equity was 18.00%; and the ratio of average tangible equity to average tangible assets was 9.70%. These ratios were 1.64%, 16.55% and 10.34% for the twelve months ended December 31, 2003. See footnotes (1), (2) and (3) on page 15 for a reconciliation of the GAAP and non-GAAP measures referred to in this paragraph.

          At December 31, 2004, total assets increased by 5.3% to $14.4 billion from $13.7 billion at December 31, 2003. Total loans exceeded $10.2 billion, representing a 10.3% increase from the $9.3 billion reported a year ago and an increase of 2.1% from the $10.0 billion outstanding at September 30, 2004. At December 31, 2004 total deposits were $10.8 billion, up 5.2% over the $10.3 billion reported a year ago and up 0.7% from $10.7 billion at September 30, 2004. Shareholders’ equity increased by 4.1% to $1.9 billion from a year earlier.

          Also this morning, Mercantile Bankshares Corporation and Community Bank of Northern Virginia (Nasdaq: CBNV) announced that they had entered into a definitive agreement pursuant to which Community Bank of Northern Virginia will merge with Mercantile Safe-Deposit and Trust Company, a subsidiary of Mercantile Bankshares Corporation. Details of the transaction are available in a separate press release issued today.

          Cautionary Statement
          This press release contains financial information determined by methods other than in accordance with Generally Accepted Accounting Principles (“GAAP”). Bankshares’ management uses these operating earnings measures in their analysis of the Company’s performance. These measures typically adjust GAAP performance measures to exclude intangible assets and the amortization of intangible assets related to the consummation of mergers. These operating earnings measures may also exclude other significant gains, losses or expenses that are not considered components of core operations. Since these items and their impact on Bankshares’ performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results and financial position of Bankshares’ core businesses. These disclosures should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to operating earnings performance measures that may be presented by other companies.

          This release contains forward-looking statements within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  A forward-looking statement encompasses any estimate, prediction, opinion or statement of belief contained in this release, and the underlying management assumptions. Forward-looking statements are based on current expectations and assessments of potential developments affecting market conditions, interest rates and other economic conditions, and results may ultimately vary from the statements made in this release.

          Earnings Conference Call
          Mercantile CEO Edward J. Kelly, III and CFO Terry Troupe will review fourth quarter 2004 earnings in a conference call and audio webcast on Tuesday, January 25, 2005 at 10:00 a.m. EDT.

          To participate in the call, please dial 1-888-889-5345 or internationally, 973-339-3086 ten minutes prior to the start of the call and ask to be connected to the Mercantile Bankshares conference call. A Webcast of the conference call will also be available on the Internet at Investor Relations, Shareholder News. http://www.mrbk.com/invest/share_news.html

          The conference call will be available for replay until March 15, 2005 at http://www.mercantile.com, Investor Relations, Shareholder News.  An audio replay is also available until March 15, 2005, by dialing 877-519-4471 and the access code/pin # is 4644353.

          Additional financial information is attached.

MERCANTILE BANKSHARES CORPORATION CONSOLIDATED FINANCIAL SUMMARY (In thousands, except per share data)

	For theTwelve Months Ended December 31,			For the Quarter Ended December 31,

	2004	2003	% Incr. (Decr.)	2004	2003	% Incr. (Decr).

OPERATING RESULTS
Net interest income (1)	$552,332	$479,330	15.2%	$146,849	$133,249	10.2%
Net interest income - taxable equivalent (1)	559,076	486,090	15.0	148,509	135,130	9.9
Provision for loan losses	7,221	12,105	(40.3)	—	3,033	(100.0)
Net income	229,407	196,814	16.6	60,612	50,645	19.7

PER COMMON SHARE DATA
Basic net income	$2.90	$2.70	7.4%	$.77	$.64	20.3%
Diluted net income	2.87	2.68	7.1	.76	.63	20.6
Dividends paid	1.38	1.29	7.0	.35	.33	6.1
Book value at period end	24.18	23.08	4.8
Market value at period end	52.20	45.58	14.5
Market range:
High	53.09	45.95	15.5	53.09	45.95	15.5
Low	40.31	30.16	33.7	47.07	39.76	18.4

AVERAGE BALANCE SHEET DATA
Total loans	$9,719,409	$8,088,982	20.2%	$10,084,344	$9,129,330	10.5%
Total earning assets	12,837,409	11,191,608	14.7	13,160,693	12,523,854	5.1
Total assets	13,992,971	11,971,581	16.9	14,310,894	13,666,099	4.7
Total deposits	10,413,692	8,991,854	15.8	10,675,933	10,168,699	5.0
Shareholders’ equity	1,871,670	1,497,145	25.0	1,911,151	1,811,742	5.5

STATISTICS AND RATIOS (Net income annualized)
Return on average assets	1.64%	1.64%		1.68%	1.47%
Return on average equity (2)	12.26	13.15		12.62	11.09
Return on average tangible equity (2)	18.00	16.55		18.16	16.49
Average equity to average assets (2)	13.38	12.51		13.35	13.26
Average tangible equity to average tangible assets (2)	9.70	10.34		9.84	9.51
Net interest rate spread - taxable equivalent	4.00	3.94		4.07	3.93
Net interest margin on earning assets - taxable equivalent	4.36	4.34		4.49	4.28
Efficiency ratio (1),(3)	51.14	50.92		52.70	54.47
Operating efficiency ratio (1),(3)	49.63	49.52		51.20	50.92
Dividend payout ratio	47.59	47.78		45.45	51.56
Bank offices	226	227	(1)
Employees	3,479	3,565	(86)

CREDIT QUALITY DATA AT PERIOD END
Net charge-offs	$13,556	$8,574	58.1%	$12,439	$3,450	260.6%
Nonaccrual loans	30,898	50,352	(38.6)
Restructured loans	—	—	—
Total nonperforming loans	30,898	50,352	(38.6)
Other real estate owned, net	212	191	11.0
Total nonperforming assets	31,110	50,543	(38.4)

CREDIT QUALITY RATIOS
Provision for loan losses (annualized) as a percent of period-end loans	.07%	.13%		—%	.13%
Net charge-offs (annualized) as a percent of period-end loans	.13	.09		.48	.15
Nonperforming loans as a percent of period-end loans	.30	.54
Allowance for loan losses as a percent of period-end loans	1.46	1.68
Allowance for loan losses as a percent of nonperforming loans	482.24	308.50
Other real estate owned as a percent of period-end loans and other real estate owned	—	—
Nonperforming assets as a percent of period-end loans and other real estate owned	.30	.55
Nonperforming assets as a percent of total assets	.22	.37

In view of the changing conditions in the national economy, the effect of actions taken by regulatory authorities and normal seasonal factors, the results for the interim period are not necessarily indicative of annual performance.  For comparability, certain prior period amounts have been reclassified to conform with current period presentation.

(1),(2),(3)  See page 15 of 15 for additional information.

MERCANTILE BANKSHARES CORPORATION STATEMENT OF CONSOLIDATED INCOME (In thousands, except per share data)

	For the Twelve Months Ended December 31,				For the Quarter Ended December 31,

			Increase/(Decrease)				Increase/(Decrease)

	2004	2003	Amount	%	2004	2003	Amount	%

INTEREST INCOME
Interest and fees on loans	$546,531	$472,943	$73,588	15.6%	$147,114	$129,342	$17,772	13.7%

Interest and dividends on investment securities:
Taxable interest income	105,423	109,767	(4,344)	(4.0)	25,809	28,660	(2,851)	(9.9)
Tax-exempt interest income	3,266	2,746	520	18.9	766	999	(233)	(23.3)
Dividends	1,191	754	437	58.0	394	114	280	245.6
Other investment income	7,674	6,968	706	10.1	3,902	2,578	1,324	51.4

	117,554	120,235	(2,681)	(2.2)	30,871	32,351	(1,480)	(4.6)

Other interest income	1,503	3,397	(1,894)	(55.8)	414	576	(162)	(28.1)

Total interest income	665,588	596,575	69,013	11.6	178,399	162,269	16,130	9.9

INTEREST EXPENSE
Interest on deposits	83,403	93,190	(9,787)	(10.5)	22,621	22,298	323	1.4
Interest on short-term borrowings	7,844	5,604	2,240	40.0	2,955	1,287	1,668	129.6
Interest on long-term debt	22,009	18,451	3,558	19.3	5,974	5,435	539	9.9

Total interest expense	113,256	117,245	(3,989)	(3.4)	31,550	29,020	2,530	8.7

NET INTEREST INCOME	552,332	479,330	73,002	15.2	146,849	133,249	13,600	10.2
Provision for loan losses	7,221	12,105	(4,884)	(40.3)	—	3,033	(3,033)	(100.0)

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	545,111	467,225	77,886	16.7	146,849	130,216	16,633	12.8

NONINTEREST INCOME
Investment and wealth management	90,050	78,933	11,117	14.1	22,735	21,483	1,252	5.8
Service charges on deposit accounts	44,263	39,194	5,069	12.9	11,312	11,424	(112)	(1.0)
Mortgage banking related fees	11,495	11,111	384	3.5	3,199	2,813	386	13.7
Investment securities gains and (losses)	1,239	7,137	(5,898)	(82.6)	705	122	583	477.9
Other income	60,331	40,216	20,115	50.0	14,638	11,556	3,082	26.7

Total noninterest income	207,378	176,591	30,787	17.4	52,589	47,398	5,191	11.0

NONINTEREST EXPENSES
Salaries	187,621	160,326	27,295	17.0	49,448	45,724	3,724	8.1
Employee benefits	44,676	37,717	6,959	18.5	10,678	8,826	1,852	21.0
Net occupancy expense of bank premises	24,307	20,756	3,551	17.1	6,300	7,305	(1,005)	(13.8)
Furniture and equipment expenses	31,439	31,610	(171)	(0.5)	8,566	9,636	(1,070)	(11.1)
Communications and supplies	16,904	15,188	1,716	11.3	4,294	4,682	(388)	(8.3)
Other expenses	87,011	71,850	15,161	21.1	26,702	23,255	3,447	14.8

Total noninterest expenses	391,958	337,447	54,511	16.2	105,988	99,428	6,560	6.6

Income before income taxes	360,531	306,369	54,162	17.7	93,450	78,186	15,264	19.5

Applicable income taxes	131,124	109,555	21,569	19.7	32,838	27,541	5,297	19.2

NET INCOME	$229,407	$196,814	$32,593	16.6	$60,612	$50,645	$9,967	19.7

Weighted average shares outstanding	79,220	72,892	6,328	8.7	79,075	79,554	(479)	(0.6)

Adjusted weighted average shares outstanding	79,854	73,421	6,433	8.8	79,800	80,196	(396)	(0.5)

NET INCOME PER COMMON SHARE:
Basic	$2.90	$2.70	$.20	7.4	$.77	$.64	$.13	20.3

Diluted	$2.87	$2.68	$.19	7.1	$.76	$.63	$.13	20.6

MERCANTILE BANKSHARES CORPORATION CONSOLIDATED BALANCE SHEETS (In thousands, except per share data)

	December 31,

			Increase/(Decrease)

	2004	2003	Amount	%

ASSETS
Cash and due from banks	$244,875	$321,882	$(77,007)	(23.9)%
Interest-bearing deposits in other banks	158	14,583	(14,425)	(98.9)
Investment securities:
Available-for-sale at fair value
U.S. Treasury and government agencies	1,462,032	1,639,365	(177,333)	(10.8)
Mortgage-backed securities	1,317,301	1,283,630	33,671	2.6
States and political subdivisions	62,870	79,870	(17,000)	(21.3)
Other investments	143,981	120,649	23,332	19.3
Held-to-maturity
States and political subdivisions - fair value of $21,094 (2004) and $30,115 (2003)	20,176	28,213	(8,037)	(28.5)
Nonmarketable equity securities	31,776	21,204	10,572	49.9

Total investment securities	3,038,136	3,172,931	(134,795)	(4.2)

Federal funds sold	101	26,236	(26,135)	(99.6)
Loans held-for-sale	11,000	14,925	(3,925)	(26.3)
Loans	10,228,433	9,272,160	956,273	10.3
Less: allowance for loan losses	(149,002)	(155,337)	(6,335)	(4.1)

Loans, net	10,079,431	9,116,823	962,608	10.6

Bank premises and equipment, net	139,946	140,922	(976)	(0.7)
Other real estate owned, net	212	191	21	11.0
Goodwill, net	507,791	522,173	(14,382)	(2.8)
Other intangible assets, net	48,226	56,223	(7,997)	(14.2)
Other assets	355,814	308,583	47,231	15.3

Total assets	$14,425,690	$13,695,472	$730,218	5.3

LIABILITIES
Deposits:
Noninterest-bearing deposits	$3,049,031	$2,750,721	$298,310	10.8
Interest-bearing deposits	7,750,168	7,511,832	238,336	3.2

Total deposits	10,799,199	10,262,553	536,646	5.2
Short-term borrowings	887,857	809,021	78,836	9.7
Accrued expenses and other liabilities	129,996	134,735	(4,739)	(3.5)
Long-term debt	690,955	647,722	43,233	6.7

Total liabilities	12,508,007	11,854,031	653,976	5.5

SHAREHOLDERS’ EQUITY
Preferred stock, no par value; authorized 2,000,000 shares; issued and outstanding--None
Common stock, $2 par value; authorized 130,000,000 shares	158,601	159,545	(944)	(0.6)
Capital surplus	530,705	548,664	(17,959)	(3.3)
Retained earnings	1,231,102	1,110,748	120,354	10.8
Accumulated other comprehensive income (loss)	(2,725)	22,484	(25,209)	(112.1)

Total shareholders’ equity	1,917,683	1,841,441	76,242	4.1

Total liabilities and shareholders’ equity	$14,425,690	$13,695,472	$730,218	5.3

Actual shares outstanding	79,301	79,773	(472)	(0.6)

Book value per common share	$24.18	$23.08	$1.10	4.8

MERCANTILE BANKSHARES CORPORATION CONSOLIDATED AVERAGE BALANCE SHEETS (In thousands)

	For the Twelve Months Ended December 31,				For the Quarter Ended December 31,

	2004		2003		2004		2003

	Average Balance	Yield*/ Rate	Average Balance	Yield*/ Rate	Average Balance	Yield*/ Rate	Average Balance	Yield*/ Rate

Earning assets
Loans:
Commercial	$2,733,580	5.31%	$2,485,622	5.44%	$2,821,253	5.61%	$2,628,283	5.14%
Commercial real estate	2,919,840	5.95	2,309,712	6.16	3,075,331	6.11	2,664,891	6.00
Construction	1,144,044	5.46	929,939	5.41	1,215,282	5.93	1,053,049	5.25
Residential real estate	1,444,148	5.90	1,171,194	6.46	1,488,523	5.84	1,309,345	6.13
Consumer	1,477,797	5.72	1,192,515	6.25	1,483,955	5.70	1,473,762	5.94

Total loans	9,719,409	5.67	8,088,982	5.91	10,084,344	5.85	9,129,330	5.67

Federal funds sold, et al	59,848	2.51	250,462	1.33	44,113	3.72	215,329	1.05
Securities:**
Taxable securities
U.S. Treasury securities and government agencies	1,551,141	3.69	1,731,032	4.25	1,532,514	3.53	1,629,554	4.01
Mortgage-backed	1,250,947	3.85	927,235	3.90	1,243,520	3.90	1,275,875	3.79
Other investments	135,954	5.82	98,067	7.33	143,523	11.34	121,209	8.48
Nonmarketable equity securities	25,644	3.99	16,857	3.54	28,202	3.72	21,196	1.97
Tax-exempt securities
States and political subdivisions	94,308	5.73	69,888	6.50	84,319	5.99	117,374	5.59

Total securities	3,057,994	3.92	2,843,079	4.29	3,032,078	4.12	3,165,208	4.14

Interest-bearing deposits in other banks	158	1.17	9,085.66		158	1.45	13,987.23

Total earning assets	12,837,409	5.24	11,191,608	5.39	13,160,693	5.44	12,523,854	5.20
Cash and due from banks	291,540		266,173		285,742		298,581
Bank premises and equipment, net	141,368		118,071		140,556		139,022
Other assets	880,817		543,341		881,690		861,348
Less: allowance for loan losses	(158,163)		(147,612)		(157,787)		(156,706)

Total assets	$13,992,971		$11,971,581		$14,310,894		$13,666,099

Interest-bearing liabilities
Deposits:
Savings	$1,425,423.29		$1,168,074.40		$1,445,223.30		$1,341,697.30
Checking plus interest	1,289,295.15		1,071,877.19		1,326,074.15		1,217,573.16
Money market	1,571,462.61		1,357,234.72		1,572,997.75		1,606,119.62
Time deposits $100,000 and over	1,314,423	1.99	1,272,327	2.32	1,354,677	2.22	1,316,951	2.08
Other time deposits	1,933,799	2.15	1,852,622	2.55	1,882,646	2.22	2,038,739	2.21

Total interest-bearing deposits	7,534,402	1.11	6,722,134	1.39	7,581,617	1.19	7,521,079	1.18
Short-term borrowings	932,493.84		851,348.66		956,368	1.23	907,914.56
Long-term debt	645,375	3.41	517,386	3.57	642,675	3.70	649,516	3.32

Total interest-bearing funds	9,112,270	1.24	8,090,868	1.45	9,180,660	1.37	9,078,509	1.27
Noninterest-bearing deposits	2,879,290		2,269,720		3,094,316		2,647,620
Other liabilities and accrued expenses	129,741		113,848		124,767		128,228

Total liabilities	12,121,301		10,474,436		12,399,743		11,854,357
Shareholders’ equity	1,871,670		1,497,145		1,911,151		1,811,742

Total liabilities & shareholders’ equity	$13,992,971		$11,971,581		$14,310,894		$13,666,099

Net interest rate spread		4.00%		3.94%		4.07%		3.93%
Effect of noninterest-bearing funds		.36		.40		.42		.35

Net interest margin on earning assets		4.36%		4.34%		4.49%		4.28%

*	Presented on a tax-equivalent basis using the statutory federal corporate income tax rate of 35%.

**	Balances reported at amortized cost; excludes unrealized gains (losses) on securities available-for-sale. )

MERCANTILE BANKSHARES CORPORATION SUPPLEMENTAL FINANCIAL INFORMATION BY QUARTER (In thousands)

	4Q 04	3Q 04	2Q 04	1Q 04	4Q 03

PERIOD-END LOANS BY TYPE
Commercial, Industrial and Agricultural Loans	$2,820,752	$2,791,396	$2,723,066	$2,574,728	$2,577,021
Commercial and Agricultural Real Estate Loans	3,115,274	3,014,104	2,910,749	2,828,810	2,738,832
Construction and Land Development Loans	1,268,350	1,170,704	1,129,208	1,105,346	1,064,021
1-4 Family Residential Loans (Excludes H/E Lines)	1,486,106	1,496,222	1,468,804	1,387,647	1,335,375
Consumer Loans (Excludes H/E Lines)	989,121	1,010,748	1,024,012	1,047,511	1,067,360
Home Equity Lines	495,462	473,089	448,288	425,980	415,500
Lease financing	53,368	58,051	57,983	64,398	74,051

TOTAL LOANS AT END OF PERIOD	$10,228,433	$10,014,314	$9,762,110	$9,434,420	$9,272,160

NONPERFORMING LOANS BY TYPE
Commercial, Industrial and Agricultural Loans	$25,030	$31,855	$34,002	$37,000	$36,569
Commercial and Agricultural Real Estate Loans	1,959	2,925	2,197	4,837	7,363
Construction and Land Development Loans	9	25	155	159	651
1-4 Family Residential Loans (Excludes H/E Lines)	2,748	2,675	2,518	3,961	3,721
Consumer Loans (Excludes H/E Lines)	372	620	265	1,204	1,146
Home Equity Lines	300	256	81	109	78
Lease financing	480	546	670	737	824

TOTAL NONPERFORMING LOANS AT END OF PERIOD	$30,898	$38,902	$39,888	$48,007	$50,352

LOANS PAST DUE 30-89 DAYS BY TYPE
Commercial, Industrial and Agricultural Loans	$6,087	$11,984	$4,831	$11,316	$9,357
Commercial and Agricultural Real Estate Loans	8,325	8,095	6,732	9,173	6,679
Construction and Land Development Loans	20,199	1,544	2,844	1,673	745
1-4 Family Residential Loans (Excludes H/E Lines)	11,811	8,846	12,370	14,368	17,789
Consumer Loans (Excludes H/E Lines)	4,510	5,235	5,324	5,866	7,893
Home Equity Lines	445	778	898	534	910
Lease financing	86	—	119	—	255

TOTAL LOANS PAST DUE 30-89 DAYS	$51,463	$36,482	$33,118	$42,930	$43,628

CHARGE-OFFS BY LOAN TYPE
Commercial, Industrial and Agricultural Loans	$12,341	$142	$255	$690	$2,334
Commercial and Agricultural Real Estate Loans	—	39	—	28	69
Construction and Land Development Loans	—	—	—	—	10
1-4 Family Residential Loans (Excludes H/E Lines)	43	255	28	101	192
Consumer Loans (Excludes H/E Lines)	995	1,081	1,260	1,110	1,507
Home Equity Lines	—	—	—	7	—
Lease financing	—	5	—	—	588

TOTAL CHARGE-OFFS	$13,379	$1,522	$1,543	$1,936	$4,700

RECOVERIES BY LOAN TYPE
Commercial, Industrial and Agricultural Loans	$147	$1,178	$237	$100	$322
Commercial and Agricultural Real Estate Loans	67	25	8	18	12
Construction and Land Development Loans	1	—	—	4	—
1-4 Family Residential Loans (Excludes H/E Lines)	20	167	139	52	14
Consumer Loans (Excludes H/E Lines)	592	626	602	633	590
Home Equity Lines	7	94	—	1	1
Lease financing	106	—	—	—	311

TOTAL RECOVERIES	$940	$2,090	$986	$808	$1,250

MERCANTILE BANKSHARES CORPORATION SUPPLEMENTAL FINANCIAL INFORMATION BY QUARTER

	4Q 04	3Q 04	2Q 04	1Q 04	4Q 03

	(Dollars in billions)
INVESTMENT AND WEALTH MANAGEMENT ASSET DATA (End of Period) *
Personal
Assets with Investment Responsibility	$8.7	$8.3	$8.4	$8.7	$8.7
Assets with no Investment Responsibility	3.6	3.2	3.2	3.3	3.3

Total Personal	12.3	11.5	11.6	12.0	12.0
Institutional
Assets with Investment Responsibility	13.1	12.8	12.4	12.5	12.2
Assets with no Investment Responsibility	22.2	21.9	21.6	21.7	21.6

Total Institutional	35.3	34.7	34.0	34.2	33.8
Mutual Funds Not Included Above	0.2	0.3	0.3	0.2	0.2
Personal & Institutional Combined
Assets with Investment Responsibility	22.0	21.4	21.1	21.4	21.1
Assets with no Investment Responsibility	25.8	25.1	24.8	25.0	24.9

Total Assets Under Administration	$47.8	$46.5	$45.9	$46.4	$46.0

* Prior period amounts have been restated.

	(Dollars in thousands)
OTHER INTANGIBLE ASSETS INFORMATION
EOP Deposit Intangibles, Net	$34,867	$36,234	$37,601	$38,967	$40,335
EOP Mortgage Servicing Rights, Net	357	574	713	510	561
EOP Other Intangible Assets, Net	13,002	13,583	14,164	14,746	15,327

EOP Total Other Intangible Assets, Net	$48,226	$50,391	$52,478	$54,223	$56,223

Amortization of Deposit Intangibles	$1,367	$1,367	$1,367	$1,367	$1,109
Amortization of Mortgage Servicing Rights	56	91	104	79	68
Amortization of Other Intangible Assets	586	586	586	586	670

Total Amortization of Other Intangible Assets	$2,009	$2,044	$2,057	$2,032	$1,847

	(Dollars in thousands)
PRINCIPAL BALANCE OF LOANS SERVICED FOR OTHERS
EOP 1-4 Family Residential Mortgages (owned)	$56,182	$60,847	$78,984	$87,358	$95,256
EOP Commercial Mortgages (owned)	1,871,615	1,848,979	1,921,559	1,911,314	1,887,592
EOP Commercial Mortgages (not owned)	4,086,382	3,857,472	3,608,780	3,630,224	3,695,169

EOP Total Principal Balance of Loans Serviced For Others	$6,014,179	$5,767,298	$5,609,323	$5,628,896	$5,678,017

MERCANTILE BANKSHARES CORPORATION SUPPLEMENTAL INFORMATION BY QUARTER (In thousands, except per share data)

	4Q 04	3Q 04	2Q 04	1Q 04

OPERATING RESULTS
Net interest income (1)	$146,849	$138,749	$133,060	$133,674
Net interest income - taxable equivalent (1)	148,509	140,433	134,735	135,399
Provision for loan losses	—	2,442	2,353	2,426
Net income	60,612	56,785	56,313	55,697

PER COMMON SHARE DATA
Basic net income	$.77	$.72	$.71	$.70
Diluted net income	.76	.71	.71	.69
Dividends paid	.35	.35	.35	.33
Book value at period end	24.18	23.85	23.28	23.61
Market value at period end	52.20	47.96	46.82	42.93
Market range:
High	53.09	49.34	47.93	46.01
Low	47.07	44.18	40.31	41.50

AVERAGE BALANCE SHEET DATA
Total loans	$10,084,344	$9,825,793	$9,623,884	$9,338,433
Total earning assets	13,160,693	12,935,612	12,775,183	12,475,851
Total assets	14,310,894	14,099,488	13,939,185	13,618,193
Total deposits	10,675,933	10,507,716	10,398,257	10,066,645
Shareholders’ equity	1,911,151	1,877,844	1,851,761	1,848,461

STATISTICS AND RATIOS (Net income annualized)
Return on average assets	1.68%	1.60%	1.62%	1.64%
Return on average equity (2)	12.62	12.03	12.23	12.12
Return on average tangible equity (2)	18.16	17.63	18.14	18.01
Average equity to average assets (2)	13.35	13.32	13.28	13.57
Average tangible equity to average tangible assets (2)	9.84	9.67	9.55	9.75
Net interest rate spread - taxable equivalent	4.07	3.96	3.91	4.03
Net interest margin on earning assets - taxable equivalent	4.49	4.32	4.24	4.37
Efficiency ratio (1),(3)	52.70	51.20	50.12	50.40
Operating efficiency ratio (1),(3)	51.20	48.96	49.01	49.24
Dividend payout ratio	45.45	48.61	49.30	47.14
Bank offices	226	229	229	229
Employees	3,479	3,418	3,508	3,575

CREDIT QUALITY DATA AT PERIOD END
Net charge-offs / (recoveries)	$12,439	$(568)	$557	$1,128
Nonaccrual loans	30,898	38,902	39,888	48,007
Restructured loans	—	—	—	—
Total nonperforming loans	30,898	38,902	39,888	48,007
Other real estate owned, net	212	388	402	134
Total nonperforming assets	31,110	39,290	40,290	48,141

CREDIT QUALITY RATIOS
Provision for loan losses (annualized) as a percent of period-end loans	—%	.10%	.10%	.10%
Net charge-offs / (recoveries) - annualized as a percent of period-end loans	.48	(.02)	.02	.05
Nonperforming loans as a percent of period-end loans	.30	.39	.41	.51
Allowance for loan losses as a percent of period-end loans	1.46	1.61	1.62	1.66
Allowance for loan losses as a percent of nonperforming loans	482.24	414.99	397.19	326.28
Other real estate owned as a percent of period-end loans and other real estate owned	—	—	—	—
Nonperforming assets as a percent of period-end loans and other real estate owned	.30	.39	.41	.51
Nonperforming assets as a percent of total assets	.22	.27	.29	.34

	4Q 03	4Q 04 vs 3Q 04	4Q 04 vs 4Q 03

OPERATING RESULTS
Net interest income (1)	$133,249	5.8%	10.2%
Net interest income - taxable equivalent (1)	135,130	5.8	9.9
Provision for loan losses	3,033	(100.0)	(100.0)
Net income	50,645	6.7	19.7

PER COMMON SHARE DATA
Basic net income	$.64	6.9%	20.3%
Diluted net income	.63	7.0	20.6
Dividends paid	.33	—	6.1
Book value at period end	23.08	1.4	4.8
Market value at period end	45.58	8.8	14.5
Market range:
High	45.95	7.6	15.5
Low	39.76	6.5	18.4

AVERAGE BALANCE SHEET DATA
Total loans	$9,129,330	2.6%	10.5%
Total earning assets	12,523,854	1.7	5.1
Total assets	13,666,099	1.5	4.7
Total deposits	10,168,699	1.6	5.0
Shareholders’ equity	1,811,742	1.8	5.5

STATISTICS AND RATIOS (Net income annualized)
Return on average assets	1.47%
Return on average equity (2)	11.09
Return on average tangible equity (2)	16.49
Average equity to average assets (2)	13.26
Average tangible equity to average tangible assets (2)	9.51
Net interest rate spread - taxable equivalent	3.93
Net interest margin on earning assets - taxable equivalent	4.28
Efficiency ratio (1),(3)	54.47
Operating efficiency ratio (1),(3)	50.92
Dividend payout ratio	51.56
Bank offices	227	(3)	(1)
Employees	3,565	61	(86)

CREDIT QUALITY DATA AT PERIOD END
Net charge-offs / (recoveries)	$3,450	—%	260.6%
Nonaccrual loans	50,352	(20.6)	(38.6)
Restructured loans	—	—	—
Total nonperforming loans	50,352	(20.6)	(38.6)
Other real estate owned, net	191	(45.4)	11.0
Total nonperforming assets	50,543	(20.8)	(38.4)

CREDIT QUALITY RATIOS
Provision for loan losses (annualized) as a percent of period-end loans	.13%
Net charge-offs / (recoveries) - annualized as a percent of period-end loans	.15
Nonperforming loans as a percent of period-end loans	.54
Allowance for loan losses as a percent of period-end loans	1.68
Allowance for loan losses as a percent of nonperforming loans	308.50
Other real estate owned as a percent of period-end loans and other real estate owned	—
Nonperforming assets as a percent of period-end loans and other real estate owned	.55
Nonperforming assets as a percent of total assets	.37

(1),(2),(3)  See page 15 of 15 for additional information.

MERCANTILE BANKSHARES CORPORATION SUPPLEMENTAL FINANCIAL INFORMATION BY QUARTER (In thousands, except per share data)	Page 12 of 15

	4Q 04	3Q 04	2Q 04	1Q 04	4Q 03	4Q 04 vs 3Q 04	4Q 04 vs 4Q 03

INTEREST INCOME
Interest and fees on loans	$147,114	$138,117	$132,171	$129,129	$129,342	6.5%	13.7%

Interest and dividends on investment securities:
Taxable interest income	25,809	26,048	26,165	27,401	28,660	(0.9)	(9.9)
Tax-exempt interest income	766	803	820	877	999	(4.6)	(23.3)
Dividends	394	236	300	261	114	66.9	245.6
Other investment income	3,902	803	(372)	3,341	2,578	385.9	51.4

	30,871	27,890	26,913	31,880	32,351	10.7	(4.6)

Other interest income	414	449	534	106	576	(7.8)	(28.1)

Total interest income	178,399	166,456	159,618	161,115	162,269	7.2	9.9

INTEREST EXPENSE
Interest on deposits	22,621	20,142	19,873	20,767	22,298	12.3	1.4
Interest on short-term borrowings	2,955	1,990	1,480	1,419	1,287	48.5	129.6
Interest on long-term debt	5,974	5,575	5,205	5,255	5,435	7.2	9.9

Total interest expense	31,550	27,707	26,558	27,441	29,020	13.9	8.7

NET INTEREST INCOME	146,849	138,749	133,060	133,674	133,249	5.8	10.2
Provision for loan losses	—	2,442	2,353	2,426	3,033	(100.0)	(100.0)

NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	146,849	136,307	130,707	131,248	130,216	7.7	12.8

NONINTEREST INCOME
Investment and wealth management	22,735	22,396	22,936	21,983	21,483	1.5	5.8
Service charges on deposit accounts	11,312	11,278	10,981	10,692	11,424	0.3	(1.0)
Mortgage banking related fees	3,199	3,063	2,293	2,940	2,813	4.4	13.7
Investment securities gains and (losses)	705	(1)	590	(55)	122	—	477.9
Other income	14,638	16,618	14,750	14,325	11,556	(11.9)	26.7

Total noninterest income	52,589	53,354	51,550	49,885	47,398	(1.4)	11.0

NONINTEREST EXPENSES
Salaries	49,448	48,696	44,689	44,788	45,724	1.5	8.1
Employee benefits	10,678	10,557	10,928	12,513	8,826	1.1	21.0
Net occupancy expense of bank premises	6,300	6,128	5,819	6,060	7,305	2.8	(13.8)
Furniture and equipment expenses	8,566	7,936	7,573	7,364	9,636	7.9	(11.1)
Communications and supplies	4,294	4,111	4,195	4,304	4,682	4.5	(8.3)
Other expenses	26,702	21,789	20,163	18,357	23,255	22.5	14.8

Total noninterest expenses	105,988	99,217	93,367	93,386	99,428	6.8	6.6

Income before income taxes	93,450	90,444	88,890	87,747	78,186	3.3	19.5
Applicable income taxes	32,838	33,659	32,577	32,050	27,541	(2.4)	19.2

NET INCOME	$60,612	$56,785	$56,313	$55,697	$50,645	6.7	19.7

Weighted average shares outstanding	79,075	78,965	79,119	79,725	79,554	0.1	(0.6)

Adjusted weighted average shares outstanding	79,800	79,611	79,751	80,258	80,196	0.2	(0.5)

NET INCOME PER COMMON SHARE:
Basic	$.77	$.72	$.71	$.70	$.64	6.9	20.3

Diluted	$.76	$.71	$.71	$.69	$.63	7.0	20.6

MERCANTILE BANKSHARES CORPORATION SUPPLEMENTAL INFORMATION BY QUARTER (In thousands)	Page 13 of 15

Noninterest Income	4Q 04	3Q 04	2Q 04	1Q 04	4Q 03	4Q 04 vs 3Q 04	4Q 04 vs 4Q 03

Investment and wealth management	$22,735	$22,396	$22,936	$21,983	$21,483	1.5%	5.8%
Service charges on deposit accounts	11,312	11,278	10,981	10,692	11,424	0.3	(1.0)
Mortgage banking related fees:
Commercial	2,600	2,395	1,563	1,920	1,555	8.6	67.2
Residential	599	668	730	1,020	1,258	(10.3)	(52.4)

Total mortgage banking related fees	3,199	3,063	2,293	2,940	2,813	4.4	13.7

Investment securities gains and (losses)	705	(1)	590	(55)	122	—	477.9
Other income:
Electronic banking fees	5,312	6,029	6,008	4,417	4,102	(11.9)	29.5
Charges and fees on loans	2,892	2,647	2,835	2,458	2,602	9.3	11.1
Insurance	3,046	3,218	3,267	3,828	2,670	(5.3)	14.1
Bank-owned life insurance	947	798	785	794	576	18.7	64.4
All other income	2,441	3,926	1,855	2,828	1,606	(37.8)	52.0

Total other income	14,638	16,618	14,750	14,325	11,556	(11.9)	26.7

Total	$52,589	$53,354	$51,550	$49,885	$47,398	(1.4% )	11.0%

Noninterest Expenses	4Q 04	3Q 04	2Q 04	1Q 04	4Q 03	4Q 04 vs 3Q 04	4Q 04 vs 4Q 03

Salaries	$49,448	$48,696	$44,689	$44,788	$45,724	1.5%	8.1%
Employee benefits	10,678	10,557	10,928	12,513	8,826	1.1	21.0
Net occupancy expense of bank premises	6,300	6,128	5,819	6,060	7,305	2.8	(13.8)
Furniture and equipment expenses	8,566	7,936	7,573	7,364	9,636	7.9	(11.1)
Communications and supplies	4,294	4,111	4,195	4,304	4,682	4.5	(8.3)
Other expenses:
Professional services	9,315	7,157	4,996	3,834	7,080	30.2	31.6
Advertising and promotional expenses	2,833	1,747	2,135	1,703	3,275	62.2	(13.5)
Electronic banking expenses	3,051	3,299	3,006	2,153	2,055	(7.5)	48.5
Amortization of intangible assets	2,009	2,044	2,057	2,032	1,847	(1.7)	8.8
Outsourcing expenses	1,305	1,351	1,227	1,459	1,136	(3.4)	14.9
All other expenses	8,189	6,191	6,742	7,176	7,862	32.3	4.2

Total other expenses	26,702	21,789	20,163	18,357	23,255	22.5	14.8

Total	$105,988	$99,217	$93,367	$93,386	$99,428	6.8%	6.6%

MERCANTILE BANKSHARES CORPORATION SUPPLEMENTAL FINANCIAL INFORMATION BY QUARTER (In thousands)

											Average Balance

											4Q 04 vs 3Q 04	4Q 04 vs 4Q 03

	4Q 04		3Q 04		2Q 04		1Q 04		4Q 03

	Average Balance	Yield*/ Rate	Average Balance	Yield*/ Rate	Average Balance	Yield*/ Rate	Average Balance	Yield*/ Rate	Average Balance	Yield*/ Rate

Earning assets Loans:
Commercial	$2,821,253	5.61%	$2,752,242	5.33%	$2,727,051	5.14%	$2,632,605	5.15%	$2,628,283	5.14%	2.5%	7.3%
Commercial real estate	3,075,331	6.11	2,961,468	5.93	2,871,615	5.83	2,768,779	5.91	2,664,891	6.00	3.8	15.4
Construction	1,215,282	5.93	1,142,921	5.49	1,113,301	5.21	1,103,901	5.18	1,053,049	5.25	6.3	15.4
Residential real estate	1,488,523	5.84	1,490,763	5.80	1,437,331	5.91	1,358,975	6.06	1,309,345	6.13	(0.2)	13.7
Consumer	1,483,955	5.70	1,478,399	5.60	1,474,586	5.81	1,474,173	5.79	1,473,762	5.94	0.4	0.7

Total loans	10,084,344	5.85	9,825,793	5.64	9,623,884	5.57	9,338,433	5.61	9,129,330	5.67	2.6	10.5

Federal funds sold, et al	44,113	3.72	50,035	3.57	95,504	2.24	47,791.89		215,329	1.05	(11.8)	(79.5)
Securities: ** Taxable securities
U.S. Treasury and gov. agencies	1,532,514	3.53	1,571,102	3.59	1,543,661	3.74	1,560,700	3.89	1,629,554	4.01	(2.5)	(6.0)
Mortgage-backed	1,243,520	3.90	1,228,539	3.84	1,254,512	3.78	1,277,802	3.87	1,275,875	3.79	1.2	(2.5)
Other investments	143,523	11.34	141,634	2.29	133,933	(1.05)	125,271	10.78	121,209	8.48	1.3	18.4
Nonmarketable equity securities	28,202	3.72	27,630	3.25	25,349	4.51	21,321	4.68	21,196	1.97	2.1	33.1
Tax-exempt securities
States and political subdivisions	84,319	5.99	90,721	5.82	98,182	5.55	104,375	5.59	117,374	5.59	(7.1)	(28.2)

Total securities	3,032,078	4.12	3,059,626	3.70	3,055,637	3.61	3,089,469	4.23	3,165,208	4.14	(0.9)	(4.2)

Interest-bearing deposits in other banks	158	1.45	158	1.08	158	1.06	158	1.09	13,987.23		—	(98.9)

Total earning assets	13,160,693	5.44	12,935,612	5.17	12,775,183	5.08	12,475,851	5.25	12,523,854	5.20	1.7	5.1
Cash and due from banks	285,742		296,203		298,440		285,524		298,581		(3.5)	(4.3)
Bank premises and equipment, net	140,556		141,536		141,757		141,632		139,022		(0.7)	1.1
Other assets	881,690		886,468		881,921		871,583		861,348		(0.5)	2.4
Less: allowance for loan losses	(157,787)		(160,331)		(158,116)		(156,397)		(156,706)		(1.6)	0.7

Total assets	$14,310,894		$14,099,488		$13,939,185		$13,618,193		$13,666,099		1.5	4.7

Interest-bearing liabilities Deposits:
Savings	$1,445,223.30		$1,457,432.29		$1,434,288.29		$1,364,181.29		$1,341,697.30		(0.8)	7.7
Checking plus interest	1,326,074.15		1,291,808.15		1,302,313.15		1,236,552.15		1,217,573.16		2.7	8.9
Money market	1,572,997.75		1,556,212.55		1,564,295.54		1,590,460.60		1,606,119.62		1.1	(2.1)
Time deposits $100,000 and over	1,354,677	2.22	1,299,918	1.90	1,315,119	1.82	1,287,695	1.99	1,316,951	2.08	4.2	2.9
Other time deposits	1,882,646	2.22	1,918,216	2.12	1,955,632	2.12	1,979,433	2.15	2,038,739	2.21	(1.9)	(7.7)

Total interest-bearing deposits	7,581,617	1.19	7,523,586	1.07	7,571,647	1.06	7,458,321	1.12	7,521,079	1.18	0.8	0.8
Short-term borrowings	956,368	1.23	942,789.84		910,854.65		919,388.62		907,914.56		1.4	5.3
Long-term debt	642,675	3.70	641,264	3.46	648,576	3.23	649,058	3.26	649,516	3.32	0.2	(1.1)

Total interest-bearing funds	9,180,660	1.37	9,107,639	1.21	9,131,077	1.17	9,026,767	1.22	9,078,509	1.27	0.8	1.1
Noninterest-bearing deposits	3,094,316		2,984,130		2,826,610		2,608,324		2,647,620		3.7	16.9
Other liabilities and accrued expenses	124,767		129,875		129,737		134,641		128,228		(3.9)	(2.7)

Total liabilities	12,399,743		12,221,644		12,087,424		11,769,732		11,854,357		1.5	4.6
Shareholders’ equity	1,911,151		1,877,844		1,851,761		1,848,461		1,811,742		1.8	5.5

Total liabilities & shareholders’ equity	$14,310,894		$14,099,488		$13,939,185		$13,618,193		$13,666,099		1.5	4.7

Net interest rate spread		4.07%		3.96%		3.91%		4.03%		3.93%
Effect of noninterest-bearing funds		.42		.36		.33		.34		.35

Net interest margin on earning assets		4.49%		4.32%		4.24%		4.37%		4.28%

* Presented on a tax-equivalent basis using the statutory federal corporate income tax rate of 35%.
** Balances reported at amortized cost; excludes unrealized gains (losses) on securities available-for-sale.

MERCANTILE BANKSHARES CORPORATION RECONCILIATION OF NON-GAAP MEASURES (In thousands, except per share data)	Page 15 of 15

	YTD 2004	YTD 2003	4Q 04	3Q 04	2Q 04	1Q 04	4Q 03

(1) The net interest margin and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis.  The FTE basis adjusts for the tax-favored status of income from certain loans and investments. Management believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and nontaxable investments.

Net interest income (GAAP basis)	$552,332	$479,330	$146,849	$138,749	$133,060	$133,674	$133,249
Taxable-equivalent adjustment	6,744	6,760	1,660	1,684	1,675	1,725	1,881

Net interest income - taxable equivalent	$559,076	$486,090	$148,509	$140,433	$134,735	$135,399	$135,130

(2) Management excludes the balance of intangible assets and their related amortization expense from its calculation of return on average tangible equity and average tangible equity to average tangible assets. This adjustment allows management to review the core operating results and core capital position of the Company.  This is consistent with the treatment by the bank regulatory agencies which exclude goodwill and other intangible assets from their calculation of risk-based capital ratios.

Return on average equity (GAAP basis)	12.26%	13.15%	12.62%	12.03%	12.23%	12.12%	11.09%
Impact of excluding average intangible assets and amortization	5.74	3.40	5.54	5.60	5.91	5.89	5.40

Return on average tangible equity	18.00%	16.55%	18.16%	17.63%	18.14%	18.01%	16.49%

Average equity to average assets (GAAP basis)	13.38%	12.51%	13.35%	13.32%	13.28%	13.57%	13.26%
Impact of excluding average intangible assets and amortization	(3.68)	(2.17)	(3.51)	(3.65)	(3.73)	(3.82)	(3.75)

Average tangible equity to average tangible assets	9.70%	10.34%	9.84%	9.67%	9.55%	9.75%	9.51%

(3) The efficiency ratio is measured by dividing noninterest expenses by the sum of net interest income on a FTE basis and noninterest income.  When computing the cash operating efficiency ratio, management excludes the amortization of intangible assets, restructuring charges, merger-related expenses, gains on sales of premises and gains and losses from sales of investment securities in order to assess the core operating results of the Company and because of the uncertainty as to timing and amount of gain or loss to be recognized.

Efficiency ratio (GAAP basis)	51.14%	50.92%	52.70%	51.20%	50.12%	50.40%	54.47%
Impact of excluding:
Securities gains and (losses)	0.08	0.56	0.18	—	0.16	(0.01)	0.04
Gains on sales of premises	0.11	0.02	0.01	0.20	0.06	0.17	—
Amortization of deposit intangibles	(0.71)	(0.45)	(0.68)	(0.71)	(0.73)	(0.74)	(0.60)
Amortization of other intangibles	(0.35)	(0.29)	(0.31)	(0.35)	(0.37)	(0.36)	(0.40)
Restructuring charges	(0.59)	—	(0.70)	(1.38)	(0.23)	—	—
Merger-related expenses	(0.05)	(1.24)	—	—	—	(0.22)	(2.59)

Cash operating efficiency ratio	49.63%	49.52%	51.20%	48.96%	49.01%	49.24%	50.92%

(4) Bankshares presents cash operating earnings and diluted cash operating earnings per share in order to assess the core operating results of the Company.

Net income (GAAP basis)	$229,407	$196,814	$60,612	$56,785	$56,313	$55,697	$50,645
Less:
Securities (gains) and losses, net of tax	(749)	(4,314)	(426)	1	(357)	33	(74)
Gains on sales of premises, net of tax	(1,005)	(138)	(26)	(442)	(144)	(394)	—
Plus:
Amortization of deposit intangibles, net of tax	3,305	1,821	826	826	826	826	670
Amortization of other intangibles, net of tax	1,616	1,167	388	409	417	402	446
Restructuring charges, net of tax	2,711	—	850	1,610	251	—	—
Merger-related expenses, net of tax	248	4,844	—	—	—	248	2,847

Cash operating earnings	$235,533	$200,194	$62,224	$59,189	$57,306	$56,812	$54,534

Diluted net income per share (GAAP basis)	$2.87	$2.68	$0.76	$0.71	$0.71	$0.69	$0.63
Less:
Securities (gains) and losses, net of tax	(0.01)	(0.06)	(0.01)	—	—	—	—
Gains on sales of premises, net of tax	(0.01)	—	—	(0.01)	—	—	—
Plus:
Amortization of deposit intangibles, net of tax	0.04	0.02	0.01	0.01	0.01	0.01	0.01
Amortization of other intangibles, net of tax	0.02	0.02	0.01	0.01	—	0.01	0.01
Restructuring charges, net of tax	0.04	—	0.01	0.02	—	—	—
Merger-related expenses, net of tax	—	0.07	—	—	—	—	0.04

Diluted cash operating earnings per share	$2.95	$2.73	$0.78	$0.74	$0.72	$0.71	$0.69